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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                          Form 8-K

            Pursuant to Section 13 or 15(d) of
            the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 22, 1997


                     Community Financial Corp.
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  (Exact name of registrant as specified in its charter)


          Illinois                0-26792           37-1337630
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(State or other jurisdiction    (Commission     (I.R.S. Employer
of incorporation)               File Number)  Identification No.)


240 E. Chestnut Street, Olney, Illinois            62450-2295
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(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:(618) 395-8676
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                         Not Applicable
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  (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.
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     On May 22, 1997, the Registrant announced that it had signed an agreement to acquire Egyptian Bancshares, Inc., the holding company for The Egyptian State Bank and Saline County State Bank, for a cash purchase price currently estimated to be approximately
$8.0 million. For further information, reference is made to the Registrant's press release dated May 22, 1997, which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

     In addition, on May 22, 1997 the Company completed its acquisition of American Bancshares, Inc., the holding company for American Bank of Illinois in Highland, a commercial bank with total assets of $17.5 million with offices in Highland and Pocohantas, Illinois. The purchase price was cash totaling $2,150,000. For further information, reference is made to the Registrant's press release dated May 22, 1997, which is attached hereto as Exhibit 99.2, and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS
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     The following is a list of exhibits filed with this Current
Report on Form 8-K.

  Exhibit No.            Description
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    99.1                 Press Release, dated May 22, 1997

    99.2                 Press Release, dated May 22, 1997

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                          SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                        COMMUNITY FINANCIAL CORP.




Date:  May 27, 1997    By: /s/ Shirley B. Kessler
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                           Shirley B. Kessler
                           President


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